Exhibit 99.1

Ponce Bank Exceeds ECIP Targets and Qualifies for 0.5% Preferred Stock Dividend Rate

NEW YORK, June 20, 2024 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), today reported that the Bank exceeded the dividend rate reduction threshold for Qualified Lending targets designated by the U.S. Treasury Department pursuant to the Emergency Capital Investment Program ("ECIP"). The Bank's “qualified lending” as measured pursuant to ECIP totaled $1.162 billion from June 8, 2023 through March 31, 2024. This critical milestone of the ECIP program reduces the dividend obligation on Ponce Financial Group’s $225.0 million Senior Non-Cumulative Perpetual Preferred Stock payable to the U.S. Treasury Department from 2.0% to 0.50% for the quarterly dividends payable through June 2025, resulting in a one-year annualized savings of $3.375 million.

The Bank achieved this milestone during the first official reporting period of the program with $717.73 million in Qualified Lending and of which $445.08 million were also Deep Impact Lending. Under ECIP, Deep Impact Lending is given double credit, bringing the amount to $890.15 million, and total “qualified lending” as measured pursuant to the ECIP to $1.162 billion. The ECIP program was created to encourage low- and moderate-income community financial institutions to augment their efforts to support the small businesses and consumers in their communities that often struggle to find support from larger institutions.

The Bank's President and Chief Executive Officer Carlos P. Naudon noted, “Despite a myriad of systemic pressures, our nation’s community banks, particularly those designated CDFI and MDI, continue to deliver impact far above their weight. We are engines of economic equity operating in an environment often skewed against it. We’re seeing more and more recognition of this fact, and we hope that the U.S. Government, our regulators, shareholders, and especially depositors, continue to recognize the positive impact their support has on systemically critical institutions like Ponce Bank.”

He went on to note “How proud I am of our Ponce People who worked tirelessly throughout the pandemic and continue to do so, as they prove how right the forward-looking folks at Treasury were to put these funds into the hands of our institution so we can prove how adept we are at providing loans and financial services in areas that provide the most systemic impact.”

Backing up Naudon’s comments, Ponce Bank’s analysis on its Community Reinvestment Act performance reflected that out of 579 mortgage lenders in the Bank’s assessment area, Ponce Bank ranked in the top 3% for lending within low- to moderate-income tracts based on total dollars originated and ranked in the top 5% in lending to minority borrowers.

By achieving these stellar results during the first ECIP assessment period, Ponce Bank secures the maximum dividend reduction possible for the coming year.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.